Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

THE HAIN CELESTIAL GROUP ANNOUNCES RECORD

THIRD QUARTER RESULTS

Net Sales Increase 29.8% to $288.4 Million

GAAP Earnings $0.38 Per Diluted Share

Adjusted Earnings $0.36 Per Diluted Share

Before Acquisition Related Items

Melville, NY, May 3, 2011—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported results for the third quarter ended March 31, 2011. Reflecting record sales for the third quarter, net sales increased 29.8% to $288.4 million from net sales of $222.1 million in the prior year third quarter. The Company continued its growth momentum with gains across the Hain Celestial worldwide portfolio.

In the third quarter, the Company earned $16.8 million in net income as compared to $2.7 million in the prior year third quarter, and reported earnings of $0.38 per diluted share as compared to $0.06 per diluted share in the prior year third quarter. Earnings per diluted share were $0.36 on adjusted net income of $16.2 million in this year’s third quarter as compared to $0.26 per share on adjusted net income of $10.6 million in the prior year third quarter1. On an adjusted basis, net income and diluted earnings improved 53% and 38% respectively, over the prior year third quarter1. Operating margin was 10.7% on a GAAP basis in this year’s third quarter, a 198 basis point improvement from 8.7% in the prior year third quarter. On an adjusted basis, operating margin was 10.1% in this year’s third quarter, improving 66 basis points from 9.4% in the prior year third quarter1.

“Our third quarter results reflect the strength of our brands and our solid execution across various classes of trade in the growing natural and organic industry,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial. “All of our reporting units grew, both in the United States and abroad. Strong top line performance came from our Grocery and Snacks, Celestial Seasonings and Personal Care units with solid contributions from our Canadian and European units. Key brands that experienced double-digit sales growth were Earth’s Best® infant and toddler products, MaraNatha® nut butters, Spectrum® oils, Dream™ non-dairy frozen desserts, Terra® chips, Lima® organic foods and Avalon® and Alba® personal care brands as well as our recently acquired brands, Sensible Portions® snacks and The Greek Gods® yogurt.

[1]	See Non-GAAP Financial measures and related Reconciliation of GAAP Results to Non-GAAP Financial Presentation

Gross profit in this year’s third quarter improved 90 basis points to 28.6% of net sales compared to 27.7% of net sales in the prior year third quarter. The higher gross profit performance resulted from the favorable mix of product sales worldwide which together with productivity savings offset increased input costs.

Selling, general and administrative expenses were 18.6% of net sales in this year’s third quarter compared to 19.0% in the prior year third quarter. The Company has continued to benefit from leveraging its existing infrastructure across its expanded portfolio of brands, including acquisitions. Compared to the prior year third quarter, these expenses increased due to the higher amortization related to recent acquisitions and a higher level of product demonstrations and store level sampling.

Operating free cash flow for the 12-month period ended March 31, 2011 was $61.0 million1. The Company had working capital of $170.7 million at March 31, 2011. Debt was $237.3 million or 28.3% of equity of $839.2 million at March 31, 2011.

“As the natural and organic industry continues to experience accelerating growth trends, Hain Celestial’s portfolio of brands is well-positioned to meet consumer demands. We recently introduced over 50 new and improved products to strengthen our leadership position and support these trends,” commented Irwin Simon. “The foundation we established to position the Company for sustainable long-term growth has enabled us to experience a resurgence in our sales, earnings and margins. As we move toward the end of our fiscal year, we expect to continue to build our brands and drive profitable growth with product innovation and productivity initiatives, despite the challenges of increasing input costs.”

Fiscal Year 2011 Outlook

The Company updated its fiscal year 2011 sales guidance to $1.095 to $1.115 billion and its earnings guidance to $1.30 to $1.34 per diluted share adjusted. The guidance excludes acquisition and integration expenses that may be incurred during the Company’s fiscal year 2011, which the Company will continue to identify when it reports its financial results.

Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its third quarter fiscal year 2011 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Danival®, GG UniqueFiber™,Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies®, Earth’s Best TenderCare® and Martha Stewart Clean™. Hain

Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “plan,” “continue,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include our expectations relating to (i) growth trends in the natural and organic industry and our ability to meet consumer demand and (ii) our performance for the remainder of fiscal year 2011. These risks include but are not limited to our ability to achieve our guidance for net sales and earnings per diluted share in fiscal year 2011 given the environment in the U.S. and other markets in which we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; Hain Pure Protein Corporation’s (“HPP”) ability to implement its business strategy; our ability to realize sustainable growth generally and from investing in core brands, offering new products and focusing on cost containment, productivity, cash flow and margin enhancement in particular; our ability to effectively integrate our acquisitions; our ability to successfully execute our joint ventures; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products; the availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; increases in fuel and commodity costs; the effects on our results of operations from adverse impacts of foreign exchange; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2010. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures

Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

Operating Free Cash Flow is a non-GAAP financial measure. The Company defines Operating Free Cash Flow as cash provided from or used in operating activities less capital expenditures. For the 12-month period ended March 31, 2011, cash provided by operating activities was $72.9 million and capital expenditures were $11.9 million for a net total of $61.0 million. For the 12-month period ended March 31, 2010, cash provided by operating activities was $69.7 million and capital expenditures were $10.3 million for a net total of $59.4 million.

This press release and the accompanying tables also include non-GAAP financial measures which are referred to as “adjusted.” The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables Consolidated Statements of Income with Adjustments for the three months and nine months ended March 31, 2011 and 2010. These non-GAAP financial measures exclude the items listed at the bottom of the tables.

THE HAIN CELESTIAL GROUP, INC.

Consolidated Balance Sheets

(In thousands)

	March 31,	June 30,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,571	$17,266
Trade receivables, net	141,981	114,215
Inventories	166,959	157,012
Deferred income taxes	11,018	10,738
Other current assets	16,408	14,586

Total current assets	361,937	313,817

Property, plant and equipment, net	110,131	106,985
Goodwill, trademarks and other intangibles, net	789,753	714,584
Investments in and advances to affiliates	44,869	46,041
Other assets	18,896	16,660

Total assets	$1,325,586	$1,198,087

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$178,386	$129,282
Income taxes payable	12,380	9,530
Current portion of long-term debt	512	38

Total current liabilities	191,278	138,850

Deferred income taxes	42,755	38,283
Other noncurrent liabilities	15,546	30,227
Long-term debt, less current portion	236,761	225,004

Total liabilities	486,340	432,364

Stockholders’ equity:
Common stock	445	437
Additional paid-in capital	571,327	548,782
Retained earnings	283,038	240,904
Treasury stock	(18,328)	(17,529)
Accumulated other comprehensive income	2,764	(6,871)

Total stockholders’ equity	839,246	765,723

Total liabilities and stockholders’ equity	$1,325,586	$1,198,087

THE HAIN CELESTIAL GROUP, INC.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net sales	$288,386	$222,098	$838,225	$694,549
Cost of sales	205,822	160,596	600,167	501,339

Gross profit	82,564	61,502	238,058	193,210

Selling, general and administrative expenses	53,664	42,161	158,814	131,907
Acquisition related expenses including integration and restructuring charges	(1,920)		169	2,936

Operating income	30,820	19,341	79,075	58,367

Interest expense and other expenses	2,851	2,024	8,835	8,581

Income before income taxes and equity in earnings of equity-method investees	27,969	17,317	70,240	49,786
Income tax provision	11,076	14,008	28,601	26,073
After-tax (income) loss of equity-method investees	121	653	(495)	1,785

Net income	$16,772	$2,656	$42,134	$21,928

Basic net income per share	$0.39	$0.07	$0.98	$0.54

Diluted net income per share	$0.38	$0.06	$0.95	$0.53

Weighted average common shares outstanding:
Basic	43,202	40,838	42,985	40,771

Diluted	44,711	41,383	44,321	41,298

THE HAIN CELESTIAL GROUP, INC.

Consolidated Statements of Income With Adjustments

Reconciliation of GAAP Results to Non-GAAP Presentation

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011 GAAP	Adjustments	2011 Adjusted	2010 Adjusted (1)
	(Unaudited)
Net sales	$288,386		$288,386	$222,098
Cost of Sales	205,822	$(83)	205,739	160,596

Gross profit	82,564	83	82,647	61,502

Selling, general and administrative expenses	53,664		53,664	40,638
Acquisition related expenses including integration and restructuring charges	(1,920)	1,920	—	—

Operating income	30,820	(1,837)	28,983	20,864

Interest and other expenses, net	2,851	(469)	2,382	2,024

Income before income taxes and equity in earnings of equity-method investees	27,969	(1,368)	26,601	18,840
Income tax provision	11,076	(769)	10,307	8,257
After-tax (income) loss of equity-method investees	121	(70)	51	(54)

Net income	$16,772	$(529)	$16,243	$10,637

Basic net income per share	$0.39	$(0.01)	$0.38	$0.26

Diluted net income per share	$0.38	$(0.02)	$0.36	$0.26

Weighted average common shares outstanding:
Basic	43,202		43,202	40,838

Diluted	44,711		44,711	41,383

	FY 2011		FY 2010 (1)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$83

Cost of sales	83	—	—	—

Litigation settlements			$1,523	$577

Selling, general and administrative expenses	—	—	1,523	577

Acquisition related expenses	1,690	586

Contingent Consideration (income)	(4,130)	(1,531)
Severance and other reorganization costs	520	10

Acquisition related expenses and restructuring charges	(1,920)	(935)	—	—

Accretion on acquisition related contingent consideration	469	166

Interest and other expenses, net	469	166	—	—

Net loss from HPP discontinued operation	70	—	707	—

Equity in net (income) loss of HPP	70	—	707	—

Valuation allowance recorded on UK deferred tax assets				(6,328)

Total adjustments	$(1,298)	$(769)	$2,230	$(5,751)

Note:

(1)	The fiscal year 2010 non-GAAP presentation reflects (i) the cessation in the third quarter of recording tax benefits for the United Kingdom losses and (ii) the treatment by HPP of Kosher Valley as a discontinued operation beginning in the fourth quarters as applied to the first three quarters.

THE HAIN CELESTIAL GROUP, INC.

Consolidated Statements of Income With Adjustments

Reconciliation of GAAP Results to Non-GAAP Presentation

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2011 GAAP	Adjustments	2011 Adjusted	2010 Adjusted (1)
	(Unaudited)
Net sales	$838,225		$838,225	$694,549
Cost of Sales	600,167	$(794)	599,373	501,339

Gross profit	238,058	794	238,852	193,210

Selling, general and administrative expenses	158,814		158,814	130,384
Acquisition related expenses including integration and restructuring charges	169	(169)	—	—

Operating income	79,075	963	80,038	62,826

Interest and other expenses, net	8,835	(1,374)	7,461	7,371

Income before income taxes and equity in earnings of equity-method investees	70,240	2,337	72,577	55,455
Income tax provision	28,601	250	28,851	23,924
After-tax (income) loss of equity-method investees	(495)	(322)	(817)	141

Net income	$42,134	$2,409	$44,543	$31,390

Basic net income per share	$0.98	$0.06	$1.04	$0.77

Diluted net income per share	$0.95	$0.06	$1.01	$0.76

Weighted average common shares outstanding:
Basic	42,985		42,985	40,771

Diluted	44,321		44,321	41,298

	FY 2011		FY 2010 (1)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$794	$69

Cost of sales	794	69	—	—

Litigation settlements			$1,523	$577

Selling, general and administrative expenses	—	—	1,523	577

Acquisition related expenses	3,024	1,039

Contingent Consideration (income)	(3,687)	(1,364)
Severance and other reorganization costs	832	21	$2,936

Acquisition related expenses and restructuring charges	169	(304)	2,936	—

Accretion on acquisition related contingent consideration	1,374	485
Unrealized loss on investment			1,210	$450

Interest and other expenses, net	1,374	485	1,210	450

Net loss from HPP discontinued operation	322	—	1,644	—

Equity in net (income) loss of HPP	322	—	1,644	—

Valuation allowance recorded on UK deferred tax assets				(3,176)

Total adjustments	$2,659	$250	$7,313	$(2,149)

Note:

(1)	The fiscal year 2010 non-GAAP presentation reflects (i) the cessation in the third quarter of recording tax benefits for the United Kingdom losses as applied to the prior two quarters and (ii) the treatment by HPP of Kosher Valley as a discontinued operation beginning in the fourth quarters as applied to the first three quarters.